Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 2 to Form S-3 on Form S-1 Registration Statement (No. 333-260530) of Vintage Wine Estates, Inc. (the “Company”) of our reports dated October 13, 2021, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Santa Rosa, California

May 30, 2023